Exhibit 99

Dollar General Corporation Announces Certain Preliminary Fourth Quarter and Fiscal Year 2022 Financial Results; Provides Preliminary Financial Guidance for Fiscal Year 2023

Announces Webcast of its Fourth Quarter 2022 Earnings Conference Call

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--February 23, 2023--Dollar General Corporation (NYSE: DG) today announced certain preliminary financial results for the fourth quarter and fiscal year ended February 3, 2023 (“fiscal 2022”). The company intends to provide its full financial results for the fiscal 2022 fourth quarter and full year on March 16, 2023.

The company expects to report financial results for the fiscal 2022 fourth quarter and full year below the expectations provided on its conference call on December 1, 2022. Despite continued market share gains in sales of both consumable and non-consumable products, same-store sales for the fourth quarter increased 5.7%, compared to the company’s previous expectation of approximately 6% - 7%. The company now expects diluted earnings per share for the fourth quarter in the range of $2.91 - $2.96, compared to its previous expectation in the range of $3.15 - $3.30.

For the fiscal year, same-store sales increased 4.3%, compared to the company’s previous expectation of being toward the upper end of a range of 4.0% - 4.5%, and the company expects diluted earnings per share growth in the range of approximately 4.5% - 5.0%, compared to its previous expectation of approximately 7% - 8%.

The company believes the lower-than-expected results are primarily attributable to lower-than-anticipated sales and higher-than-anticipated inventory damages, both of which were negatively impacted, to varying degrees, by Winter Storm Elliott during the fourth quarter. While both November and January same-store sales results were within the company’s expected guidance range for the fourth quarter at 6.7% and 6.5%, respectively, December’s same-store sales results were lower than anticipated at 4.5%, believed to be primarily as a result of the storm.

The results reported in this press release are preliminary and unaudited. The company has not yet completed its annual financial close process for the fiscal 2022 fourth quarter and full year, and its independent auditors have not completed their audit of the company’s financial statements for the fiscal 2022 full year. This update does not present all necessary information for an understanding of the company’s results of operations for the fiscal 2022 fourth quarter or full year. As the company completes its annual financial close process and finalizes its financial statements for the fiscal 2022 fourth quarter and full year, and as its independent auditors complete their audit of the company’s financial statements for the fiscal 2022 full year, it is possible the company may identify items that require adjustments to the preliminary financial information set forth in this press release, and those changes could be material.

While the company will discuss its plans and expectations for the fiscal year ending February 2, 2024 (“fiscal 2023”) in more detail on its upcoming call, it currently expects the following for fiscal 2023:

- Same-store sales growth in the range of 3.0% – 3.5%, and

- Diluted earnings per share growth in the range of approximately 4% - 6%, including anticipated negative impacts of the following:

  approximately three percentage points due to higher interest expense in fiscal 2023, and approximately four percentage points due to lapping the fiscal 2022 53rd week.

Jeff Owen, chief executive officer, and John Garratt, president and chief financial officer, will host a conference call on March 16, 2023, at 9:00 a.m. CT/10:00 a.m. ET to discuss financial results for the fiscal 2022 fourth quarter and full year and the company’s financial outlook for fiscal year 2023, and may discuss material business, financial or other information that is not contained in the earnings release.

To participate via telephone, please call (877) 407-0890 at least 10 minutes before the conference call is scheduled to begin. The conference ID is 13735652. There will also be a live webcast of the call available at https://investor.dollargeneral.com under “News & Events, Events & Presentations.” A replay of the conference call will be available through April 16, 2023, and will be accessible via webcast replay or by calling (877) 660-6853. The conference ID for the telephonic replay is 13735652.

Cautionary Disclosure About Forward-Looking Statements

This press release contains forward-looking information within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act. Forward-looking statements include those regarding the company’s expectations for its fourth quarter and fiscal year 2022 financial results as well as its outlook, strategy, initiatives, plans and intentions. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “outlook,” “may,” “will,” “should,” “could,” “would,” “can,” “believe,” “anticipate,” “plan,” “project,” “expect,” “preliminary,” “estimate,” “target,” “forecast,” “predict,” “position,” “assume,” “opportunities,” “intend,” “continue,” “future,” “beyond,” “ongoing,” “potential,” “long-term,” “guidance,” “goal,” “outcome,” “uncertainty,” “look to,” “move ahead,” “looking ahead,” “subject to,” “committed,” “confident,” “focus on,” or “likely to,” and similar expressions that concern the company’s strategies, plans, initiatives, intentions or beliefs about future occurrences or results. These matters involve risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those which the company expected. Many of these statements are derived from the company’s operating budgets and forecasts as of the date of this release, which are based on many detailed assumptions that the company believes are reasonable. However, it is very difficult to predict the effect of known factors on future results, and the company cannot anticipate all factors that could affect future results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:

  economic factors, including but not limited to employment levels; inflation; pandemics; higher fuel, energy, healthcare and housing costs; higher interest rates, consumer debt levels, and tax rates; lack of available credit; tax law changes that negatively affect credits and refunds; decreases in, or elimination of, government stimulus programs or subsidies such as unemployment and food/nutrition assistance programs; commodity rates; transportation, lease and insurance costs; wage rates (including the heightened possibility of increased federal, state and/or local minimum wage rates); foreign exchange rate fluctuations; measures or events that create barriers to or increase the costs of international trade (including increased import duties or tariffs); and changes in laws and regulations and their effect on, as applicable, customer spending and disposable income, the company’s ability to execute its strategies and initiatives, the company’s cost of goods sold, the company’s SG&A expenses (including real estate costs), and the company’s sales and profitability;
  risks related to global events, including the COVID-19 pandemic and associated governmental responses, if any, including but not limited to, the effects on the company’s supply chain; distribution network and capacity; store and distribution center growth; store and distribution center closures; transportation and distribution costs; SG&A expenses; share repurchase activity; and cybersecurity risk profile; as well as the effects on domestic and foreign economies, the global supply chain, labor availability, and customers’ spending patterns;
  failure to achieve or sustain the company’s strategies and initiatives, including those relating to merchandising, real estate and new store development, international expansion, store formats and concepts, digital, marketing, health services, shrink, damages, sourcing, private brand, inventory management, supply chain, private fleet, store operations, expense reduction, technology, pOpshelf, DG Fresh initiative, Fast Track, and DG Media Network;
  competitive pressures and changes in the competitive environment and the geographic and product markets where the company operates, including, but not limited to, pricing, promotional activity, expanded availability of mobile, web-based and other digital technologies, and alliances or other business combinations;
  failure to timely and cost-effectively execute the company’s real estate projects or to anticipate or successfully address the challenges imposed by the company’s expansion, including into new countries or domestic markets, states, or urban or suburban areas;
  levels of inventory shrinkage and damages;
  failure to successfully manage inventory balances, issues related to supply chain disruptions, seasonal buying pattern disruptions, and distribution network capacity;
  failure to maintain the security of the company’s business, customer, employee or vendor information or to comply with privacy laws, or the company or one of its vendors falling victim to a cyberattack (which risk is heightened as a result of political uncertainty involving China and the current conflict between Russia and Ukraine) that prevents the company from operating all or a portion of its business;
  damage or interruption to the company’s information systems as a result of external factors, staffing shortages or challenges in maintaining or updating the company’s existing technology or developing or implementing new technology;
  a significant disruption to the company’s distribution network, the capacity of the company’s distribution centers or the timely receipt of inventory, or delays in constructing, opening or staffing new distribution centers;
  risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade (for example, political uncertainty involving China and disruptive political events such as the current conflict between Russia and Ukraine);
  natural disasters, unusual or extreme weather conditions (whether or not caused by climate change), pandemic outbreaks or other health crises, political or civil unrest, acts of war, violence or terrorism, and disruptive global political events (for example, the current conflict between Russia and Ukraine);
  product liability, product recall or other product safety or labeling claims;
  incurrence of material uninsured losses, excessive insurance costs or accident costs;
  failure to attract, develop and retain qualified employees while controlling labor costs (including the heightened possibility of increased federal, state and/or local minimum wage rates/salary levels) and other labor issues, including employee safety issues;
  loss of key personnel or inability to hire additional qualified personnel;
  risks associated with the Company’s private brands, including, but not limited to, the company’s level of success in improving their gross profit rate;
  seasonality of the company’s business;
  failure to protect the company’s reputation;
  the impact of changes in or noncompliance with governmental regulations and requirements (including, but not limited to, those dealing with the sale of products, including without limitation, product and food safety, marketing, labeling or pricing; information security and privacy; labor and employment; employee wages and benefits (including the heightened possibility of increased federal, state and/or local minimum wage rates/salary levels); health and safety; imports and customs; bribery; climate change; and environmental compliance, as well as tax laws (including those related to the federal, state or foreign corporate tax rate), the interpretation of existing tax laws, or the company’s failure to sustain its reporting positions negatively affecting the company’s tax rate) and developments in or outcomes of private actions, class actions, multi-district litigation, arbitrations, derivative actions, administrative proceedings, regulatory actions or other litigation or of inquiries from federal, state and local agencies, regulatory authorities, attorneys general, committees, subcommittees and members of the U.S. Congress, and other local, state, federal and international governmental authorities;
  new accounting guidance or changes in the interpretation or application of existing guidance;
  deterioration in market conditions, including market disruptions, limited liquidity and interest rate increases, or changes in the company’s credit profile;
  the factors disclosed under “Risk Factors” in the company’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q; and
  such other factors as may be discussed or identified in this press release.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that the company makes from time to time in its SEC filings and public communications. The company cannot assure the reader that it will realize the results or developments the company anticipates or, even if substantially realized, that they will result in the consequences or affect the company or its operations in the way the company expects. Forward-looking statements speak only as of the date made. The company undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements as a result of new information, future events or circumstances, or otherwise, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the company.

Investors should also be aware that while the company does, from time to time, communicate with securities analysts and others, it is against the company’s policy to disclose to them any material, nonpublic information or other confidential commercial information. Accordingly, shareholders should not assume that the company agrees with any statement or report issued by any securities analyst regardless of the content of the statement or report. Furthermore, the company has a policy against confirming projections, forecasts or opinions issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the company’s responsibility.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for more than 80 years. Dollar General helps shoppers Save time. Save money. Every day.® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares and seasonal items at everyday low prices in convenient neighborhood locations. Dollar General operated 18,818 stores in 47 states as of October 28, 2022. In addition to high-quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. Learn more about Dollar General at www.dollargeneral.com.

Contacts

Investor Contact:
Kevin Walker (615) 855-4954

Media Contacts:
Jennifer Moreau (877) 944-3477
Crystal Luce (615) 855-5210